UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2025

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Wellington Street West, Suite 5300
TD Bank Tower, Box 48
Toronto, Ontario M5K 1E6
Canada

(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 27, 2025, Aptose Biosciences Inc., or the “Corporation,” held a Special Meeting of the shareholders of the Corporation (the “Meeting”). At the Meeting, shareholders voted in favor of all items of business, as indicated below:

Proposal No. 1-Reverse Stock Split

The shareholders approved an amendment to the Corporation’s Articles of Incorporation, as amended, to, at the discretion of the board of directors (the “Board”), effect a reverse stock split at a ratio between 10-to-1 and 30-to-1, with the ratio within such range to be determined at the discretion of the Board, based on the votes listed below:

Votes For	% Votes For	Votes Against	% Votes Against	Abstain	Broker Non- Votes
17,427,255	81.25%	3,965,788	18.49%	55,115	2

Proposal No. 2-Meeting Adjournment

The Corporation’s shareholders voted to approve a resolution permitting the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes to approve Proposal No. 1.

Votes For	% Votes For	Votes Against	% Votes Against	Abstain	Broker Non- Votes
16,397,171	76.45%	4,874,696	22.73%	176,292	1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: January 28, 2025	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
Chairman, President, and Chief Executive Officer